Exhibit 10.24
JANUS INTERNATIONAL GROUP, INC.
2021 OMNIBUS INCENTIVE PLAN
STOCK OPTION GRANT NOTICE
Pursuant to the terms and conditions of the Janus International Group, Inc. 2021 Omnibus Incentive Plan, as amended, restated or otherwise modified from time to time (the “Plan”), Janus International Group, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) the stock option (the “Option”) set forth below. This award of the Option (this “Award”) is subject to the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
Participant:    [Name]
Grant Date:    [Date]
Exercise Price per Share:    $[Exercise Price] per share
Shares Subject to the Option:    [Number of Options] shares
Type of Option:    Non-Qualified Stock Option
Vesting Commencement Date:    [Date]
Vesting Schedule:     Subject to the Agreement, the Plan and other terms and conditions set forth herein, the Option will vest and become exercisable according to the following schedule, so long as Participant has not incurred a Termination of Service prior to the applicable vesting date:

Vesting Date	Percentage of the Option That Vests
First anniversary of the Vesting Commencement Date	25%
Second anniversary of the Vesting Commencement Date	25%
Third anniversary of the Vesting Commencement Date	25%
Fourth anniversary of the Vesting Commencement Date	25%

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
Notwithstanding any provision of this Grant Notice or the Agreement, if Participant has not executed this Grant Notice within 90 days following the Grant Date set forth above, Participant will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.
[Signature Page Follows]
2

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Participant has executed this Grant Notice, effective for all purposes as provided above.

JANUS INTERNATIONAL
GROUP, INC.
                            PARTICIPANT

By:
Name:
Title:

Signature Page
to
Stock Option Grant Notice

Exhibit A
STOCK OPTION AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article I.
GENERAL
1.1Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).
1.2Exercise Price. The exercise price of each Share subject to the Option shall be the exercise price set forth in the Grant Notice (the “Exercise Price”), which has been determined to be not less than the Fair Market Value of a Share on the Grant Date. For all purposes of this Agreement, the Fair Market Value of a Share shall be determined in accordance with the provisions of the Plan.
1.3Vesting. The Option will vest according to the vesting schedule in the Grant Notice (the “Vesting Schedule”); provided that, notwithstanding anything to the contrary set forth in the Grant Notice:
(a) In the event a Change in Control is consummated and the Option is not Assumed (as defined below), any unvested portion of the Option outstanding as of immediately prior to the consummation of such Change in Control will automatically vest upon the consummation of the Change in Control, and the Committee may in its sole discretion, extend the duration of exercisability of the Option (or applicable portion thereof) through any date prior to the Final Expiration Date (as defined below); and
(b)In the event Participant incurs a Termination of Service due to an involuntary termination without Cause (and not due to Participant’s death, Disability or resignation) within one (1) year following the consummation of a Change in Control, any unvested portion of the Option outstanding as of immediately prior to Participant’s Termination of Service will automatically vest upon Participant’s Termination of Service.
For purposes of this Section 1.3, “Assumed,” with respect to any unvested portion of the Option that remains outstanding as of a Change in Control, means that all of the following conditions are met with respect to such Option: (a) such portion of the Option is converted into a replacement award that preserves the value of such unvested portion of the Option at the time of the Change in Control, (b) the replacement award contains provisions for vesting and treatment upon Termination of Service (including the definition of Cause) that are no less favorable to Participant than applicable to the Option, and all other terms of the replacement award (other than the security and number of shares represented by the replacement award) are substantially similar to, or more favorable to Participant than, the terms of this Agreement and the Grant Notice and (c) the security represented by the replacement award is of a class that is publicly held and traded on The New York Stock Exchange or The Nasdaq Stock Market LLC.
1.4Forfeiture. Except as explicitly provided in Section 1.3, in the event of Participant’s Termination of Service for any reason, any portion of the Option that is not vested will immediately and automatically be cancelled and forfeited as of the date of such Termination of Service at no cost to the Company.

1.5Clawback. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement to the contrary, in the event of Participant’s Termination of Service for Cause, in addition to and without limiting the remedies set forth in the Plan:
(a)Any portion of the Option that has not been exercised as of the date of such Termination of Service (and all rights arising from such portion of the Option and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; and
(b)Participant shall, within 30 days following receipt of written notice from the Company, pay to the Company a cash amount equal to the Fair Market Value of any shares of Common Stock previously received by Participant within 4 years prior to such Termination of Service pursuant to the Option as of the date of receipt of such shares, less the aggregate Exercise Price.
1.6Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
Article II.
PERIOD OF EXERCISABILITY
1.1Commencement of Exercisability. The Option will vest and become exercisable according to Section 1.3. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Committee otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason except as provided in Section 2.3.
1.2Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.
1.3Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:
(a)The tenth anniversary of the Grant Date (the “Final Expiration Date”);
(b)Except as the Committee may otherwise approve, the expiration of thirty (30) days from the date of Participant’s Termination of Service for any reason other than Participant’s Termination of Service (i) for Cause, (ii) without Cause within one (1) year following a Change in Control or (iii) by reason of Participant’s death or Disability;
(c)Except as the Committee may otherwise approve, immediately upon Participant’s Termination of Service for Cause.
(d)Except as the Committee may otherwise approve, the expiration of ninety (90) days from the date of Participant’s Termination of Service without Cause within one (1) year following a Change in Control;
(e)Except as the Committee may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and

Article III.
EXERCISE OF OPTION
1.1Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by the legal representative of Participant’s estate as provided in the Plan.
1.2Exercise Procedures. Subject to the earlier expiration of the Option as provided herein, the Option may be exercised, by (a) providing written notice to the Company in the form prescribed by the Committee from time to time after the Grant Date, which notice shall be delivered to the Company in the form, and in the manner, designated by the Committee from time to time, and (b) paying the Exercise Price in full in a manner permitted by Section 3.3; provided, however, that the Option shall not be exercisable for more than the number of Shares subject to the Option with respect to which the Option has become vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice or as provided in Section 1.3.
1.3Payment of Exercise Price. The Exercise Price for the Shares as to which the Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company or wire transfer of immediately available funds), (b) if permitted by the Committee in its sole discretion, by delivering, or constructively tendering, to the Company a number of Shares having a Fair Market Value equal to the Exercise Price (provided, that, any such Shares used for this purpose must have been held by Participant for such minimum period of time as may be established from time to time by the Committee to avoid adverse accounting consequences), (c) through a simultaneous broker-assisted sale in accordance with a Company-established policy or program for the same, (d) if permitted by the Committee in its sole discretion, by “net settlement exercise” pursuant to which the Company reduces the number of Shares otherwise deliverable upon exercise of the Option by a number of Shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise or (e) any combination of the foregoing.
1.4Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares. Without limiting the foregoing, no fraction of a Share shall be issued by the Company upon exercise of the Option or accepted by the Company in payment of the Exercise Price; rather, Participant shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole Shares.
1.5Tax Withholding. To the extent that the receipt, vesting or exercise of this Award results in compensation income or wages to Participant for federal, state, local and/or foreign tax purposes, Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net exercise, a broker-assisted sale, or, if permitted by the Committee, other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net exercise or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be used without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this Award or disposition of the underlying shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
Article IV.
OTHER PROVISIONS
1.1Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
1.2Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to Participant (or other holder):
    Janus International Group, Inc.
    Attn: General Counsel
    135 Janus International Blvd.
    Temple, GA 30179

If to Participant, at Participant’s last known address on file with the Company. Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

1.3Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
1.4Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
1.5Rights as a Stockholder. Participant shall not have any rights as a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.
1.6Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the

Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
1.7Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
1.8Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company or an Affiliate and Participant in effect as of the date a determination is to be made under this Agreement.
1.9Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
1.10Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
1.11No Right to Continued Service or Awards. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant. The grant of the Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
1.12Satisfaction of Claims. Any issuance or transfer of Shares or other property to Participant or Participant’s legal representative, heir, legatee or distribute, in accordance with the Plan, the Grant Notice and this Agreement shall be in full satisfaction of all claims of such person hereunder.
1.13Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
1.14Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet or third party website to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that Participant’s electronic signature is the same as, and shall have the same force and effect as, Participant’s manual signature.
1.15Company Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with Participant, or (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
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